Exhibit 99.1

Contact:	Timothy R. Yost	2000 Pennsylvania Avenue, N.W.
	Chief Financial Officer	Suite 6000
	(202) 777-5455	Washington, D.C. 20006
	heroldl@executiveboard.com	www.executiveboard.com

THE CORPORATE EXECUTIVE BOARD REPORTS FIRST QUARTER EARNINGS OF
$0.31 PER DILUTED SHARE AND 35% REVENUE GROWTH

LAUNCHES COMMUNICATIONS EXECUTIVE COUNCIL

WASHINGTON, D.C. (April 28, 2004) — The Corporate Executive Board Company (CEB) (NASDAQ/NM: EXBD) today announced financial results for the first quarter ended March 31, 2004. Revenues for the first quarter increased 35.3% to $64.0 million from $47.3 million for the first quarter of 2003. Net income increased 43.7% to $12.0 million from $8.3 million. Earnings per diluted share for the first quarter increased 40.9% to $0.31 from $0.22 for the first quarter of 2003.

In October 2003, the Office of Tax and Revenue of the District of Columbia accepted CEB’s certification as a Qualified High Technology Company (QHTC). As a QHTC, the Company’s Washington, D.C. statutory income tax rate was reduced to 0.0%, from 9.975%, and the Company adjusted its tax rate in the third quarter of 2003 to reflect the new QHTC tax benefits. In order to present financial results on a comparable basis, CEB is also providing pro forma net income and earnings per diluted share in 2004 that adjust the 2003 tax rate to reflect the QHTC certification as if it had been made at the beginning of 2003. By this methodology, pro forma net income for the first quarter of 2004 increased 27.0% to $12.0 million from an adjusted $9.4 million in 2003. Pro forma earnings per diluted share for the first quarter of 2004 increased 24.0% to $0.31 from an adjusted $0.25. A reconciliation of CEB’s reported and pro forma results is set forth in the notes to the Financial Highlights section below.

Jay McGonigle, Chairman and CEO of the Corporate Executive Board commented, “We are obviously happy with our first quarter and an excellent start to 2004. Our 90% client renewal rate in 2003 positioned us well for 2004, and all our key growth metrics are performing at, or slightly better than plan. The cross-sell ratio climbed to 3.04 membership programs per institution, up from 2.74 at this time last year. New client growth was also ahead of plan and some terrific companies and institutions joined their first CEB program in the quarter, including Canon U.S.A., Inc., Carlsberg A/S, Corus Group plc, National Institutes of Health, Papa John’s International, Inc., Penn Mutual Life Insurance Company, Tommy Hilfiger, Inc. and WebMD Inc. Price increases are running within our 3-5% target range, and you can see the total impact of these key growth metrics reflected in our 34.3% contract value growth for the quarter.

“Today, I am also delighted to announce our 28th program: the Communications Executive Council (CEC). This program targets senior executives responsible for media relations, internal communications, and support of major change management efforts at the world’s largest companies. The inaugural agenda is focused on best practices in managing company reputation, stakeholder perceptions, and communications department performance. As always, the Communications program has benefited enormously from the advice and guidance of our charter members, including senior executives from: Alcoa Inc., Caterpillar Inc., Diageo plc, Georgia-Pacific Corporation, Honeywell International Inc., Reed Elsevier plc and Royal Dutch/Shell Group of Companies. The

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EXBD Announces First Quarter Results

April 28, 2004

Communications Executive Council is off to a terrific start — actually our fastest launch ever in its first few months. CEC is the second of our planned 4 to 5 new product launches for 2004 and brings our total number of membership-based research programs to 28.”

Share Repurchase

During the first quarter of 2004, the Company repurchased 391,766 shares of its common stock at a total cost of approximately $18.7 million. Repurchases will continue to be made in open market and privately negotiated transactions subject to market conditions. No minimum number of shares has been fixed. The Company is funding its share repurchases with cash on hand and cash generated from operations. At March 31, 2004, the Company had $303.0 million in cash and marketable securities and no debt.

Outlook for 2004

The following statements summarize the Company’s guidance for 2004.

The Company is increasing its target for annual growth in revenues to a minimum of 27.0%, accompanied by continued modest expansion in the operating margin within its target annual range of 25 — 30%. As in the past, the operating margin may fluctuate on a quarterly basis. The Company expects a quarterly revenue distribution of approximately $65.0 million for the second quarter, $66.8 million for the third quarter and $71.9 million for the fourth quarter of 2004.

For 2004, the Company expects other income of approximately $9.7 million, an effective income tax rate of approximately 33% and diluted weighted shares outstanding of approximately 40.2 million to 40.7 million.

The Company is raising its guidance on earnings per diluted share for 2004 to $1.39. For the balance of 2004, the Company expects earnings per diluted share of $0.31 for the second quarter, $0.37 for the third quarter, and $0.40 for the fourth quarter.

Rusty Siebert Leaving Board of Directors

The Company also announced today the Rusty Siebert has asked that he not stand for reelection to the CEB Board of Directors when his term expires at the next annual meeting. Mr. Siebert is leaving the Board to devote more time to other responsibilities. Mr. McGonigle commented, “I want to recognize the many contributions to our strategy, our operations, and our sanity that Rusty Siebert has brought to the Company across more than a decade as a friend and across the past five years as a director. Rusty has been a steadfast supporter of CEB and our mission across the years, and we wish him all the best in his other endeavors.”

Forward-Looking Statements

The Outlook section of this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are hereby cautioned that these statements may be affected by the important factors, among others, set forth below and in CEB’s filings with the Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among

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EXBD Announces First Quarter Results

April 28, 2004

others, our dependence on renewals of our membership-based services, our inability to know in advance if new products will be successful, difficulties we may experience in anticipating market trends, our need to attract and retain a significant number of highly skilled employees, restrictions on selling our products and services to the health care industry, continued consolidation in the financial institutions industry, which may limit our business with such companies, fluctuations in operating results, our potential inability to protect our intellectual property rights, our potential exposure to litigation related to our content, our potential exposure to loss of revenue resulting from our unconditional service guarantee, various factors that could affect our estimated income tax rate or our ability to use our existing deferred tax assets, whether the Washington, D.C. Office of Tax and Revenue withdrawals our QHTC status and possible volatility of our stock price. These factors are discussed more fully in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of CEB’s filings with the Securities and Exchange Commission, including, but not limited to, its 2003 annual report on Form 10-K. The forward-looking statements in this press release are made as of April 28, 2004 and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

The Corporate Executive Board Company is a leading provider of best practices research and analysis focusing on corporate strategy, operations and general management issues. CEB provides its integrated set of services currently to more than 2,100 of the world’s largest and most prestigious corporations, including over 75% of the Fortune 500. These services are provided primarily on an annual subscription basis and include best practices research studies, executive education seminars, customized research briefs and Web-based access to a library of over 275,000 corporate best practices.

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EXBD Announces First Quarter Results

April 28, 2004

THE CORPORATE EXECUTIVE BOARD COMPANY
Financial Highlights
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2004	2003
Revenues	$63,979	$47,283
Net income	$11,980	$8,336
Basic earnings per share	$0.32	$0.22
Diluted earnings per share	$0.31	$0.22
Weighted average shares outstanding:
Basic	37,187	37,223
Diluted	38,868	37,878
Pro forma net income(1)	$11,980	$9,432
Pro forma diluted earnings per share(1)	$0.31	$0.25
(1) Reconciliation of GAAP to pro forma net income and pro forma diluted earnings per share:
Net income, as reported	$11,980	$8,336
Change in tax status and a new statutory Washington, D.C. income tax rate of 0.0%	—	1,096

Pro forma net income	$11,980	$9,432

Diluted earnings per share, as reported	$0.31	$0.22
Change in tax status and a new statutory Washington, D.C. income tax rate of 0.0%	—	0.03

Pro forma diluted earnings per share	$0.31	$0.25

The Company believes its calculation of pro forma net income and pro forma diluted earnings per share provides additional information about CEB’s ongoing operating performance and provides additional information to compare to prior periods. Pro forma financial results should not be considered as measures of financial performance under accounting principles generally accepted in the United States, and the items excluded from them are significant components in understanding and assessing financial performance. Because pro forma financial results are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, they may not be comparable as presented to other similarly titled measures of other companies. The change in tax status for a new statutory Washington, D.C. income tax rate and other tax benefits available to the Company as a QHTC are discussed more fully in CEB’s filings with the Securities and Exchange Commission, including its 2003 annual report on Form 10-K.

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EXBD Announces First Quarter Results

April 28, 2004

THE CORPORATE EXECUTIVE BOARD COMPANY
Operating Statistic and Financial Highlights
(in thousands, except per share data)
(Unaudited)

	Selected	Three Months Ended
	Growth	March 31,
	Rates	2004	2003
Operating Statistic
Contract Value(1) (at period end)	34.3%	$244,836	$182,264
Financial Highlights
Revenues	35.3%	$63,979	$47,283
Cost of services		21,400	16,118

Gross profit		42,579	31,165
Member relations and marketing		17,881	12,387
General and administrative		7,238	5,330
Depreciation		1,748	1,356
Stock option and related expenses		—	111

Income from operations	31.1%	15,712	11,981
Other income, net		2,168	1,775

Income before provision for income taxes		17,880	13,756
Provision for income taxes		5,900	5,420

Net income	43.7%	$11,980	$8,336

Basic earnings per share		$0.32	$0.22
Diluted earnings per share	40.9%	$0.31	$0.22
Weighted average shares outstanding
Basic		37,187	37,223
Diluted		38,868	37,878
Pro forma net income	27.0%	$11,980	$9,432
Pro forma diluted earnings per share	24.0%	$0.31	$0.25
Percentages of Revenues
Gross profit		66.6%	65.9%
Member relations and marketing		27.9%	26.2%
General and administrative		11.3%	11.3%
Income from operations		24.6%	25.3%
Net income		18.7%	17.6%

(1)	We define“Contract Value” as of the quarter-end as the aggregate annualized revenue attributed to all agreements in effect on such date, without regard to the remaining duration of any such agreement.

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EXBD Announces First Quarter Results

April 28, 2004

THE CORPORATE EXECUTIVE BOARD COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2004	Dec. 31, 2003
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$84,553	$118,568
Marketable securities	27,262	11,859
Membership fees receivable, net	43,066	63,160
Deferred income taxes, net	31,433	30,972
Deferred incentive compensation	6,929	7,332
Prepaid expenses and other current assets	8,478	5,933

Total current assets	201,721	237,824
Deferred income taxes, net	—	6,701
Marketable securities	191,141	163,492
Property and equipment, net	18,696	15,465

Total assets	$411,558	$423,482

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$11,423	$12,480
Accrued incentive compensation	7,574	11,072
Deferred revenues	155,681	154,844

Total current liabilities	174,678	178,396
Other liabilities	3,150	3,093

Total liabilities	177,828	181,489
Stockholders’ equity	233,730	241,993

Total liabilities and stockholders’ equity	$411,558	$423,482

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EXBD Announces First Quarter Results

April 28, 2004

THE CORPORATE EXECUTIVE BOARD COMPANY
CONSOLIDTED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$11,980	$8,336
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	1,748	1,356
Deferred income taxes	5,545	5,420
Amortization of marketable securities premiums, net	727	422
Changes in operating assets and liabilities:
Membership fees receivable, net	20,094	29,109
Deferred incentive compensation	403	516
Prepaid expenses and other current assets	(2,545)	(2,853)
Accounts payable and accrued liabilities	(1,057)	63
Accrued incentive compensation	(3,498)	(4,447)
Deferred revenues	837	(9,877)
Other liabilities	57	113

Net cash flows provided by operating activities	34,291	28,158

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment, net	(4,979)	(1,482)
Maturity and sale (purchase) of marketable securities, net	(41,999)	4,001

Net cash flows provided by (used in) investing activities	(46,978)	2,519

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of common stock options	—	7,326
Proceeds from the issuance of common stock under the employee stock purchase plan	200	166
Purchase of treasury shares	(18,731)	(13,398)
Payment of dividends	(2,797)	—
Reimbursement of common stock offering costs	—	175
Payment of common stock offering costs	—	(60)

Net cash flows used in financing activities	(21,328)	(5,791)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(34,015)	24,886
Cash and cash equivalents, beginning of period	118,568	71,346

Cash and cash equivalents, end of period	$84,553	$96,232

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